                                                                   Exhibit 23.7

                             CONSENT OF CONSULTANT


     We consent to the inclusion of our appraisal(s) with respect to the property listed on the attached annex in or with any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of any Prospectus Supplement or any other offering document relating to Morgan Stanley Capital I, Inc., Commercial Pass-Through Certificates (which we understand is a type of "Securitization" defined as an offering of securities that, as applicable, are registered with the Securities Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Act") or are privately placed pursuant to an exemption from the Act, in which the property appraised is part of a pool of properties owned by various non-affiliated owners collateralizing such offering), and in any Registration Statement filed with the SEC that includes such a Prospectus Supplement and we consent to the reference to our firm under the caption "Experts" in any such Prospectus Supplement, offering document or Registration Statement.



                                    Firm: Michael Framenthal & Associates, Inc.



                                    By: /s/ Michael Framenthal
                                        ------------------------------------

                                    Date: 5/14/98
                                          ----------------------------------

                         ANNEX TO CONSENT OF CONSULTANT


                     MICHAEL FRAMENTHAL & ASSOCIATES, INC.




     NAME OF PROPERTY        MARKET STUDY OR APPRAISAL         DATED
-------------------------   ---------------------------   --------------
GLENBOROUGH REALTY TRUST
Centerstone Plaza                   Appraisal             June 11, 1997